Exhibit 99.1

Hologic Announces Financial Results for Fourth Quarter of Fiscal 2018

– Revenue of $813.5 Million Grows 1.3%, 1.7% in Constant Currency –

– Company Posts GAAP Diluted EPS of $0.18, Non-GAAP Diluted EPS of $0.58 –

– Company Expects Solid Revenue and EPS Growth in Fiscal 2019 –

MARLBOROUGH, Mass.--(BUSINESS WIRE)--November 7, 2018--Hologic, Inc. (Nasdaq: HOLX) announced today the Company’s financial results for the fiscal fourth quarter ended September 29, 2018.

“Hologic posted solid results in the fourth quarter of fiscal 2018,” said Steve MacMillan, Hologic’s Chairman, President and Chief Executive Officer. “We clearly finished the year in a much stronger position than when we started, as underlying growth improved in our largest businesses, Breast Health and Molecular Diagnostics. In addition, International sales continued to show robust growth, and we completed two attractive tuck-in acquisitions to bolster our Breast Health business.”

Recent Highlights

  Revenue growth in the fourth quarter was driven by U.S. Breast Health, Molecular Diagnostics and International.
    U.S. Breast Health revenue of $254.5 million increased 5.4% compared to the prior year period.
    Molecular Diagnostics revenue increased 2.9%, or 3.4% in constant currency, to $158.0 million. Excluding $9.5 million of non-recurring royalty revenue in the prior year period, molecular diagnostics revenue increased 9.7%, or 10.2% in constant currency.
    International revenue of $198.4 million increased 4.5%, or 6.3% in constant currency.
  Completed the acquisition of Focal Therapeutics on October 1, 2018, strengthening the Company’s breast surgery franchise, for approximately $125 million.
  Continued to launch new products, including the Group B Streptococcus (GBS) assay on the Panther Fusion® system and the Fluent™ fluid management system for hysteroscopic procedures.
  Final cervical cancer screening recommendations from the United States Preventive Services Task Force (USPSTF) retained “A” grade for Pap + HPV (co-testing) for women ages 30 to 65.
  Repurchased 2.3 million shares of common stock for $88.5 million.

Key financial results for the fiscal fourth quarter are shown in the table below.

	GAAP			Non-GAAP
	Q4’18	Q4’17	Change Increase (Decrease)	Q4’18	Q4’17	Change Increase (Decrease)
Revenues	$813.5	$802.9	1.3%	$813.5	$802.9	1.3%
Gross Margin	51.8%	52.0%	(20 bps)	61.8%	64.1%	(230 bps)
Operating Expenses	$321.9	$308.5	4.3%	$265.9	$275.8	(3.6%)
Operating Margin	12.2%	13.6%	(140 bps)	29.1%	29.8%	(70 bps)
Net Margin	6.2%	10.3%	(410 bps)	19.5%	17.8%	170 bps
Diluted EPS	$0.18	$0.29	(37.9%)	$0.58	$0.50	16.0%

Throughout this press release, all dollar figures are in millions, except EPS. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the corresponding prior year period. Non-GAAP results exclude certain cash and non-cash items as discussed under “Use of Non-GAAP Financial Measures.” Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period.

Revenue Detail

			Increase (Decrease)
$ in millions	Q4’18	Q4’17	Global Reported Change	Global Constant Currency Change	US Reported Change	International Reported Change	International Constant Currency Change
Cytology & Perinatal	$118.0	$120.2	(1.8%)	(1.2%)
Molecular Diagnostics	$158.0	$153.5	2.9%	3.4%
Blood Screening	$12.9	$18.0	(28.3%)	(28.3%)
Total Diagnostics	$288.9	$291.7	(1.0%)	(0.5%)	(2.4%)	4.0%	6.3%
Total Diagnostics ex. Blood	$276.0	$273.7	0.8%	1.4%	(0.2%)	4.0%	6.3%

Breast Imaging	$270.7	$255.5	6.0%	6.2%
Interventional Breast Solutions	$48.9	$42.3	15.7%	15.9%
Other	$2.6	$3.1	(16.1%)	(15.1%)
Total Breast Health	$322.2	$300.9	7.1%	7.4%	5.4%	14.0%	15.5%

Body	$16.8	$22.2	(24.3%)	(24.4%)
Skin	$33.3	$32.6	1.9%	2.8%
Women’s Health/Other	$20.5	$26.6	(22.8%)	(22.5%)
Total Medical Aesthetics	$70.6	$81.4	(13.3%)	(12.9%)	(17.4%)	(9.4%)	(8.5%)

Total GYN Surgical	$107.4	$104.7	2.6%	3.1%	0.6%	14.0%	17.4%

Skeletal Health	$24.4	$24.2	0.8%	1.4%	6.3%	(7.6%)	(6.0%)

Total	$813.5	$802.9	1.3%	1.7%	0.3%	4.5%	6.3%
Total Revenue ex. Blood	$800.6	$784.9	2.0%	2.4%	1.2%	4.5%	6.3%

Other Financial Highlights

  U.S. revenue of $615.1 million increased 0.3%. International revenue of $198.4 million increased 4.5%, or 6.3% in constant currency.
  Gross margin was 51.8% on a GAAP basis, and 61.8% on a non-GAAP basis. GAAP gross margin decreased 20 basis points, while non-GAAP gross margin decreased 230 basis points, primarily due to geographic and product sales mix, $9.5 million of non-recurring royalties in the prior year period, and refunds and rebates totaling $6.8 million associated with the previously announced marketing suspension of our TempSure™ Vitalia product.
  GAAP net income of $50.5 million decreased 38.9% due primarily to a $34.8 million charge associated with the settlement of a long-standing patent infringement dispute with Smith & Nephew pertaining to the MyoSure® system. Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) was $263.3 million, an increase of 0.2%.
  Total debt outstanding at the end of the quarter was $3.3 billion. The Company ended the quarter with cash and equivalents of $666.7 million, and a net leverage ratio (net debt over adjusted EBITDA) of 2.6 times.
  On a trailing 12 months basis, adjusted Return on Invested Capital (ROIC) of 12.6% was flat versus the prior year.
  Free cash flow for fiscal 2018 was $687.3 million, excluding $60 million of tax recapture payments associated with extinguishing the Company’s convertible debt.

Financial Guidance for Fiscal 2019

Hologic’s financial guidance for the first quarter and fiscal year 2019 is shown in the tables immediately below. The guidance is based on a full year non-GAAP tax rate of approximately 23%, and diluted shares outstanding of approximately 276 million for the full year. Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2019 as in fiscal 2018. Current guidance assumes that recent foreign exchange rates persist for all of fiscal 2019.

Current Guidance
	Constant Currency % Increase (Decrease)	Reported % Increase (Decrease)	Guidance $
Fiscal 2019
Revenue	2.8% to 4.2%	2.2% to 3.6%	$3,290 – $3,335
GAAP EPS		N.M.	$1.33 – $1.37
Non-GAAP EPS		6.7% to 8.5%	$2.38 – $2.42

Q1 2019
Revenue	1.6% to 3.5%	1.1% to 3.0%	$800 – $815
GAAP EPS		(80.7%) to (79.3%)	$0.28 – $0.30
Non-GAAP EPS		0.0% to 3.6%	$0.55 – $0.57

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating margin; non-GAAP net income; non-GAAP EPS; and adjusted EBITDA. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets and impairment of goodwill and intangible assets; (ii) additional depreciation expense from acquired fixed assets and accelerated depreciation related to consolidation and closure of facilities; (iii) additional expenses resulting from the purchase accounting adjustment to record inventory at fair value; (iv) non-cash interest expense related to amortization of the debt discount from the equity conversion option of the convertible notes; (v) restructuring and divestiture charges and facility closure and consolidation charges and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (vi) transaction related expenses for divestitures and acquisitions; (viii) gains/losses on disposal of a business; (vii) debt extinguishment losses and related transaction costs; (viii) the unrealized (gains) losses on the mark-to-market of forward foreign currency contracts for which the Company has not elected hedge accounting; (ix) litigation settlement charges (benefits) and non-income tax related charges (benefits); (x) other-than-temporary impairment losses on investments and realized gains resulting from the sale of investments; (xi) the one-time discrete impact of tax reform primarily related to remeasuring net deferred tax liabilities; (xii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (xiii) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company’s reported results of operations, management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Future Non-GAAP Adjustments

Future GAAP EPS may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of the Company's non-GAAP EPS guidance as described in this press release. It is therefore not practicable to reconcile non-GAAP EPS guidance to the most comparable GAAP measure.

Conference Call and Webcast

Hologic’s management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the fourth quarter of fiscal 2018. Approximately 10 minutes before the call, dial 888-394-8218 (in the U.S.) or +1 323-794-2588 (international) and enter access code 1869656. A replay will be available approximately two hours after the call ends through Friday, November 23, 2018. The replay numbers are 888-203-1112 (U.S.) or +1 719-457-0820 (international), access code 1869656, PIN 8649. The Company will also provide a live webcast of the call at http://investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women’s health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic, Aptima, MyoSure, NovaSure, Cynosure, The Science of Sure, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees; U.S., European and general worldwide economic conditions, trade relations, and related uncertainties; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; changes to applicable laws and regulations, including tax laws, global health care reform, and import/export trade laws; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company’s international activities and businesses; manufacturing risks, including the Company’s reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; cybersecurity risks; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact

Michael Watts
Vice President, Investor Relations and Corporate Communications
858-410-8588

SOURCE: Hologic, Inc.

HOLOGIC, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Years Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017

Revenues:
Product	$670.2	$655.7	$2,643.9	$2,538.0
Service and other	143.3	147.2	574.0	520.8
Total revenues	813.5	802.9	3,217.9	3,058.8

Cost of revenues:
Product	229.6	233.7	886.6	881.8
Amortization of intangible assets	80.5	79.2	319.4	297.1
Service and other	82.3	72.1	315.2	258.9

Gross profit	421.1	417.9	1,696.7	1,621.0

Operating expenses:
Research and development	52.7	60.5	218.7	232.8
Selling and marketing	133.5	139.7	544.6	498.6
General and administrative	118.1	90.6	366.1	343.3
Amortization of intangible assets	14.8	15.2	59.3	62.5
Impairment of intangible asset	—	—	46.0	—
Impairment of goodwill	—	—	685.7	—
Gain on sale of business	—	—	—	(899.7)
Restructuring charges	2.8	2.5	14.2	13.3
Total operating expenses	321.9	308.5	1,934.6	250.8

Income (loss) from operations	99.2	109.4	(237.9)	1,370.2
Interest income	1.9	0.5	6.3	3.8
Interest expense	(34.3)	(36.1)	(148.7)	(153.2)
Debt extinguishment losses	—	(0.6)	(45.9)	(3.2)
Other income (expense), net	4.5	(0.8)	7.6	12.9

Income (loss) before income taxes	71.3	72.4	(418.6)	1,230.5
Provision (benefit) for income taxes	20.8	(10.3)	(307.3)	475.0

Net income (loss)	$50.5	$82.7	$(111.3)	$755.5

Net income (loss) per common share:
Basic	$0.19	$0.30	$(0.40)	$2.70
Diluted	$0.18	$0.29	$(0.40)	$2.64

Weighted average number of shares outstanding:
Basic	272,720	279,543	275,105	279,811
Diluted	274,981	284,741	275,105	285,653

HOLOGIC, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions)

	September 29, 2018	September 30, 2017
ASSETS

Current assets:
Cash and cash equivalents	$666.7	$540.6
Accounts receivable, net	579.2	533.5
Inventories	384.1	331.6
Other current assets	93.2	72.9
Total current assets	1,723.2	1,478.6

Property, plant and equipment, net	478.2	472.8
Goodwill and intangible assets	4,931.8	5,943.5
Other assets	97.7	84.7
Total assets	$7,230.9	$7,979.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$599.7	$1,150.8
Accounts payable and accrued liabilities	630.0	543.5
Deferred revenue	172.9	171.2
Total current liabilities	1,402.6	1,865.5

Long-term debt, net of current portion	2,704.6	2,172.1
Deferred income taxes	498.2	973.6
Other long-term liabilities	196.7	183.7
Total liabilities	4,802.1	5,194.9
Total stockholders’ equity	2,428.8	2,784.7
Total liabilities and stockholders’ equity	$7,230.9	$7,979.6

HOLOGIC, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)

	Years Ended
	September 29, 2018	September 30, 2017
OPERATING ACTIVITIES
Net income (loss)	$(111.3)	$755.5
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	101.6	89.6
Amortization	378.7	359.6
Non-cash interest expense	15.0	49.4
Stock-based compensation expense	65.0	68.2
Deferred income taxes	(477.3)	(357.2)
Goodwill impairment charge	685.7	—
Intangible asset impairment charge	46.0	—
Fair value write-up of inventory sold	1.1	39.7
Debt extinguishment losses	45.9	3.2
Gain on sale of business	—	(899.7)
Gain on sale of investments	—	(5.6)
Other adjustments and non-cash items	8.7	8.8
Changes in operating assets and liabilities, excluding the effect of acquisitions and dispositions:
Accounts receivable	(38.2)	(41.5)
Inventories	(50.6)	(11.6)
Prepaid income taxes	(9.4)	(8.7)
Prepaid expenses and other assets	(4.2)	(2.4)
Accounts payable	23.9	(10.6)
Accrued expenses and other liabilities	53.8	(17.8)
Deferred revenue	(1.5)	(10.6)
Net cash provided by operating activities	732.9	8.3
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(76.5)	(1,558.1)
Proceeds from sale of business	—	1,865.0
Purchase of property and equipment	(58.4)	(57.8)
Increase in equipment under customer usage agreements	(47.2)	(49.8)
Proceeds from sale of available-for-sale marketable securities	0.1	87.1
Purchase of cost-method investment	(6.0)	—
Other activity	(7.2)	(0.6)
Net cash (used in) provided by investing activities	(195.2)	285.8
FINANCING ACTIVITIES
Proceeds from long-term debt	1,500.0	—
Repayment of long-term debt	(1,359.4)	(84.4)
Proceeds from senior notes	1,350.0	—
Repayment of senior notes	(1,037.7)	—
Payments to extinguish convertible notes	(546.2)	(396.2)
Payment of acquired long term debt	(3.3)	—
Proceeds from amounts borrowed under revolving credit line	1,150.0	345.0
Repayments of amounts borrowed under revolving credit line	(1,195.0)	—
Proceeds from accounts receivable securitization program	34.0	48.0
Repayments of amounts borrowed under accounts receivable securitization program	(9.0)	(48.0)
Repurchases of common stock	(275.8)	(200.1)
Payment of debt issuance costs	(23.5)	—
Purchase of interest rate caps	(3.7)	(1.9)
Net proceeds from issuance of common stock pursuant to employee stock plans	33.2	49.0
Payments under capital lease obligation	(1.7)	(0.9)
Payment of minimum tax withholdings on net share settlements of equity awards	(16.7)	(19.7)
Net cash used in financing activities	(404.8)	(309.2)
Effect of exchange rate changes on cash and cash equivalents	(6.8)	7.3
Net increase (decrease) in cash and cash equivalents	126.1	(7.8)
Cash and cash equivalents, beginning of period	540.6	548.4
Cash and cash equivalents, end of period	$666.7	$540.6

HOLOGIC, INC. RECONCILIATION OF GAAP TO NON-GAAP RESULTS (Unaudited) (In millions, except earnings per share)

	Three Months Ended		Years Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Gross Profit:
GAAP gross profit	$421.1	$417.9	$1,696.7	$1,621.0
Adjustments:
Amortization of intangible assets (1)	80.5	79.2	319.4	297.1
Incremental depreciation expense (2)	0.1	0.2	0.6	1.0
Integration/consolidation costs (3)	—	0.1	0.6	0.9
Fair value write-up of acquired inventory sold (15)	1.1	17.4	1.1	39.7
Non-GAAP gross profit	$502.8	$514.8	$2,018.4	$1,959.7

Gross Margin Percentage:
GAAP gross margin percentage	51.8%	52.0%	52.7%	53.0%
Impact of adjustments above	10.0%	12.1%	10.0%	11.1%
Non-GAAP gross margin percentage	61.8%	64.1%	62.7%	64.1%

Operating Expenses:
GAAP operating expenses	$321.9	$308.5	$1,934.6	$250.8
Adjustments:
Amortization of intangible assets (1)	(14.8)	(15.2)	(59.3)	(62.5)
Incremental depreciation expense (2)	(0.7)	(2.9)	(7.4)	(4.6)
Transaction expenses (4)	(1.1)	(0.5)	(2.5)	(23.2)
Non-income tax (charge) benefit (9)	—	(6.7)	4.0	(23.1)
Integration/consolidation costs (3)	(1.8)	(4.9)	(3.5)	(18.9)
Legal settlement (19)	(34.8)	—	(34.8)	—
Restructuring charges (3)	(2.8)	(2.5)	(14.2)	(13.3)
Research and development asset charge (16)	—	—	(1.7)	—
Impairment of intangible asset (17)	—	—	(46.0)	—
Impairment of goodwill (18)	—	—	(685.7)	—
Gain on sale of business (14)	—	—	—	899.7
Non-GAAP operating expenses	$265.9	$275.8	$1,083.5	$1,004.9

Operating Margin:
GAAP income (loss) from operations	$99.2	$109.4	$(237.9)	$1,370.2
Adjustments to gross profit as detailed above	81.7	96.9	321.7	338.7
Adjustments to operating expenses as detailed above	56.0	32.7	851.1	(754.1)
Non-GAAP income from operations	$236.9	$239.0	$934.9	$954.8

Operating Margin Percentage:
GAAP income (loss) from operations margin percentage	12.2%	13.6%	(7.4)%	44.8%
Impact of adjustments above	16.9%	16.2%	36.5%	(13.6)%
Non-GAAP operating margin percentage	29.1%	29.8%	29.1%	31.2%

Interest Expense:
GAAP interest expense	$34.3	$36.1	$148.7	$153.2
Adjustments:
Non-cash interest expense relating to convertible notes (5)	—	(3.4)	(3.5)	(17.9)
Interest expense relating to Cynosure dissenting shareholders (21)	—	1.5	—	—
Debt transaction costs (10)	—	—	(4.3)	—
Non-GAAP interest expense	$34.3	$34.2	$140.9	$135.3

HOLOGIC, INC. RECONCILIATION OF GAAP TO NON-GAAP RESULTS (Continued) (Unaudited) (In millions, except earnings per share)

	Three Months Ended		Years Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Pre-Tax Income (Loss):
GAAP pre-tax earnings (loss)	$71.3	$72.4	$(418.6)	$1,230.5
Adjustments to pre-tax earnings (loss) as detailed above	137.7	131.5	1,180.6	(397.5)
Debt extinguishment losses (6)	—	0.6	45.9	3.2
(Gain) loss on sale of available-for-sale marketable securities (7)	—	(2.0)	0.6	(5.6)
Unrealized (gains) losses on forward foreign currency contracts (8)	(2.2)	3.6	(6.6)	2.6
Other charges (20)	1.1	—	1.1	—
Non-GAAP pre-tax income	$207.9	$206.1	$803.0	$833.2

Net income:
GAAP net income (loss)	$50.5	$82.7	$(111.3)	$755.5
Adjustments:
Amortization of intangible assets (1)	95.3	94.4	378.7	359.6
Asset impairment charges (16) (17) (18)	—	—	733.4	—
Restructuring, integration and acquisition relates charges (2) (3) (4) (15)	7.6	28.5	29.9	101.6
Legal settlement (19)	34.8	—	34.8	—
Non-income tax expense (benefit) (9)	—	6.7	(4.0)	23.1
Gain on sale of business (14)	—	—	—	(899.7)
Debt related charges (5) (6) (10)	—	4.0	53.7	21.1
Other non-operating charges (7) (8) (20) (21)	(3.3)	0.1	(7.1)	(3.0)
Discrete impact of tax reform (11)	8.3	—	(346.2)	—
Income tax effect of reconciling items (12)	(34.6)	(73.2)	(143.6)	220.7
Non-GAAP net income	$158.6	$143.2	$618.3	$578.9

Net Income Percentage:
GAAP net income percentage	6.2%	10.3%	(3.5)%	24.7%
Impact of adjustments above	13.3%	7.5%	22.7%	(5.8)%
Non-GAAP net income percentage	19.5%	17.8%	19.2%	18.9%

Earnings per share:
GAAP earnings per share - Diluted	$0.18	$0.29	$(0.40)	$2.64
Adjustment to net earnings (as detailed above)	0.40	0.21	2.63	(0.61)
Non-GAAP earnings per share – diluted (13)	$0.58	$0.50	$2.23	$2.03

Adjusted EBITDA:
Non-GAAP net income	$158.6	$143.2	$618.3	$578.9
Interest expense, net, not adjusted above	32.4	33.7	134.6	131.5
Provision for income taxes	49.3	62.9	184.7	254.1
Depreciation expense not adjusted above	23.0	22.9	93.6	84.0
Adjusted EBITDA	$263.3	$262.7	$1,031.2	$1,048.5

Explanatory Notes to Reconciliations:

(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)	To reflect non-cash fair value adjustments for additional depreciation expense related to the fair value write-up of fixed assets acquired in the Gen-Probe acquisition and accelerated depreciation expense related to facility closure and business consolidation.
(3)	To reflect restructuring charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions and dispose businesses, including consulting, legal, tax and accounting fees.
(4)

To reflect expenses incurred with third parties related to acquisitions and divestitures prior to when such transactions are completed. These expenses primarily comprise of broker fees, legal fees, and consulting and due diligence fees.

(5)	To reflect non-cash interest expense related to the amortization of the debt discount from the equity conversion option of the Company’s convertible notes.
(6)	To reflect debt extinguishment losses primarily from refinancing the Company's Credit Agreement and Senior Notes.
(7)	To reflect realized gains and losses on the sale of available-for-sale marketable securities.
(8)	To reflect non-cash unrealized gains and losses on the mark-to market on outstanding forward foreign currency contracts, which do not qualify for hedge accounting.
(9)	To reflect a non-income tax benefit in the first quarter of fiscal 2018 of $4.0 million as the Company settled a non-income tax issue under audit. To reflect non-income tax benefit in the third quarter of fiscal 2017 of $12.4 million, net from refunds received from amending the Company's Medical Device Excise tax filings and charges recorded in fiscal 2017 of $35.6 million recorded as the Company determined during the period that a loss became probable associated with a non-income tax issue under audit.
(10)	To reflect the amount of debt issuance costs recorded directly to interest expense as a result of refinancing the Company's Credit Agreement and Senior Notes in the first and second quarters of fiscal 2018, respectively.
(11)	To reflect the discrete impact of tax reform to the provision for income taxes effective in the first quarter of fiscal 2018. The primary benefit on a year to date basis was due to re-measuring the Company’s domestic net deferred tax liabilities at a significantly lower federal tax rate. The impact to the fourth quarter income tax provision was primarily due to an additional re-measurement of deferred taxes in the quarter.
(12)	To reflect an estimated annual effective tax rate of 23.0% and 30.5% for fiscal 2018 and 2017, respectively.
(13)	Non-GAAP earnings per share was calculated based on 274,981 and 277,850 weighted average diluted shares outstanding for the three and twelve months ended September 29, 2018, respectively, and 284,741 and 285,653 for the three and twelve months ended September 30, 2017, respectively.
(14)	To reflect the gain realized on the sale of the Blood Screening business to Grifols in the second quarter of fiscal 2017.
(15)	To reflect the fair value step up of inventory sold during the period related to the Faxitron and Cynosure acquisitions in fiscal 2018 and fiscal 2017, respectively.
(16)	To reflect the purchase of intangible assets to be used in a research and development project that have no future alternative use.
(17)	To reflect the impairment of an IPR&D asset acquired in the Cynosure acquisition that was abandoned during the second quarter of fiscal 2018 due to unsuccessful clinical results.
(18)	To reflect a goodwill impairment charge in the Medical Aesthetics reportable segment, which is comprised solely of the Cynosure business. The Company identified impairment indicators in the second quarter of fiscal 2018 and performed an interim goodwill impairment test, which resulted in the fair value of the reporting unit being significantly less than its carrying value. Accordingly, the Company recorded a goodwill impairment charge in the second quarter of fiscal 2018.
(19)	To reflect the Company's settlement of patent infringement litigation pertaining to the MyoSure system.
(20)	To reflect miscellaneous non-operating charges.
(21)	To reflect interest expense accrued as required by law related to the value owed to the Cynosure shareholders who dissented and did not tender their shares as they are challenging the value of the acquisition.

Reconciliation of GAAP to non-GAAP EPS Guidance:

	Guidance Range		Guidance Range
	Quarter Ending December 29, 2018		Year Ending September 28, 2019
	Low	High	Low	High
GAAP Net Income Per Share	$0.28	$0.30	$1.33	$1.37
Amortization of acquired intangible assets	$0.34	$0.34	$1.34	$1.34
Other charges	$0.01	$0.01	$0.03	$0.03
Tax Impact of Exclusions	$(0.08)	$(0.08)	$(0.32)	$(0.32)
Non-GAAP Net Income Per Share	$0.55	$0.57	$2.38	$2.42

			Trailing Twelve Months ended September 29, 2018
Return on Invested Capital:
Adjusted Net Operating Profit After Tax
Non-GAAP net income			618.3
Non-GAAP provision for income taxes			184.7
Non-GAAP interest expense			140.9
Non-GAAP other income			(9.0)
Adjusted net operating profit before tax			934.9
Non-GAAP average effective tax rate			23.0%
Adjusted net operating profit after tax			719.9

Average Net Debt plus Average Stockholders’ Equity (1)
Average total debt			3,313.6
Less: Average cash and cash equivalents			(603.7)
Average net debt			2,709.9
Average stockholders’ equity (2)			3,004.8
Average net debt plus average stockholders’ equity			5,714.7

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus stockholders’ equity above)			12.6%

(1)	Calculated using the average of the balances as of September 29, 2018 and September 30, 2017.
(2)	Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014, and the impairment of goodwill of $685.7 million and an IPR&D asset of $46.0 million in fiscal 2018.

			As of
			September 29, 2018
Leverage Ratio:
Total principal debt			3,337.5
Total cash			(666.7)
Net principal debt, as adjusted			2,670.8
EBITDA for the last four quarters			1,031.2
Leverage Ratio			2.6

Other Supplemental Information:
	Three Months Ended		Twelve Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Geographic Revenues
U.S.	75.6%	76.4%	75.1%	77.6%
Europe	11.5%	10.3%	11.7%	10.0%
Asia-Pacific	8.7%	8.6%	8.6%	8.1%
All Others	4.2%	4.7%	4.6%	4.3%
Total Revenues	100.0%	100.0%	100.0%	100.0%

CONTACT:
Hologic, Inc.
Michael Watts
Vice President, Investor Relations and Corporate Communications
858-410-8588